Exhibit 10.1

EXCHANGE AGREEMENT

(the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Existing Notes (as defined below) hereunder, a “Holder”), enters into this Exchange Agreement (the “Agreement”) with Janus Capital Group Inc. (the “Company”) on June 14, 2013 whereby the Holders will exchange (the “Exchange”) the Company’s 3.25% Convertible Senior Notes due 2014 (the “Existing Notes”) for the Company’s new 0.75 % Convertible Senior Notes due 2018 (the “New Notes”) that will be issued pursuant to the provisions of an Indenture dated as of November 6, 2001 (the “Base Indenture”) between the Company and the Bank of New York Mellon Trust Company, N.A., (as successor to The Chase Manhattan Bank) (the “Trustee”), as supplemented by the Third Supplemental Indenture thereto, to be dated as of June 19, 2013 (the “Supplement,” and, together with the Base Indenture and all other supplements thereto, the “Indenture”) by and between the Company and the Trustee.

On and subject to the terms hereof, the parties hereto agree as follows:

Article I:  Exchange of the Existing Notes for New Notes

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Undersigned hereby agrees to cause the Holders to exchange and deliver to the Company the following Existing Notes, and in exchange therefor the Company hereby agrees to issue to the Holders the principal amount of New Notes described below and to pay in cash the following accrued but unpaid interest on such Existing Notes:

Principal Amount of Existing Notes to be Exchanged:	$
(the “Exchanged Notes”).

Principal Amount of New Notes to be Issued in the Exchange:	$
(the “Holders’ New Notes”).

Cash Payment of Accrued but Unpaid Interest on Exchanged Notes:	$
(the “Cash Payment”).

The closing of the Exchange (the “Closing”) shall occur on a date (the “Closing Date”) no later than three business days after the date of this Agreement.  At the Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes free and clear of any Liens, and (b) the Company shall deliver to each Holder the principal amount of Holders’ New Notes and the portion of the Cash Payment specified on Exhibit A hereto (or, if there are no Accounts, the Company shall deliver to the Undersigned, as the sole Holder, the Holders’ New Notes and the

Cash Payment specified above); provided, however, that the parties acknowledge that the delivery of the Holders’ New Notes to the Holder may be delayed due to procedures and mechanics within the system of the Depository Trust Company or the New York Stock Exchange (including the procedures and mechanics regarding the listing of the Conversion Shares (as defined below) on the New York Stock Exchange) or events beyond the Company’s control and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of one or more global notes representing the New Notes, (ii) such delay is no longer than five business days, and (iii) interest shall accrue on such New Notes from the Closing Date.  Simultaneously with or after the Closing, the Company may issue New Notes to one or more other holders of outstanding Existing Notes or to other investors, subject to the terms of the Indenture.

Article II:  Covenants, Representations and Warranties of the Holders

Each Holder (and, where specified below, the Undersigned) hereby covenants (solely as to itself), as follows, and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and Barclays Capital Inc., and all such covenants, representations and warranties shall survive the Closing.

Section 2.1                                   Power and Authorization.  The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.  If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account, (ii) the principal amount of such Account’s Exchanged Notes, (iii) the principal amount of Holders’ New Notes to be issued to such Account in respect of its Exchanged Notes, and (iv) the portion of the Cash Payment to be made to such Account in respect of the accrued interest on its Exchanged Notes.

Section 2.2                                   Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Undersigned and the Holder and constitutes a legal, valid and binding obligation of the Undersigned and the Holder, enforceable against the Undersigned and the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).  This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Holder’s organizational documents, (ii) any agreement or instrument to which the Undersigned or the Holder is a party or by which the Undersigned or the Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the Holder.

Section 2.3                                   Title to the Exchanged Notes.  The Holder is the sole legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto (or, if there are no

Accounts, the Undersigned is the sole legal and beneficial owner of all of the Exchanged Notes).  The Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker).  The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights in its Exchanged Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.  Upon the Holder’s delivery of its Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens created by the Holder.

Section 2.4                                   Accredited Investor and Qualified Institutional Buyer.  The Holder is:  (i) an “accredited investor” within the meaning of Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

Section 2.5                                   No Affiliate, Related Party or 5% Stockholder Status.  The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.  To its knowledge, the Holder did not acquire any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company.  The Holder and its Affiliates collectively beneficially own and will beneficially own as of the Closing Date (but without giving effect to the Exchange) (i) less than 5% of the outstanding common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”).  The Holder is not a subsidiary, affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”).  To its knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the Holder.

Section 2.6                                   No Illegal Transactions.  Each of the Undersigned and the Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company, Barclays Capital Inc. or any other person regarding the Exchange, this Agreement or an investment in the New Notes or the Company.  Each of the Undersigned and the Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Solely for purposes of this Section 2.6, subject to the Undersigned’s and the Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and the Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries or affiliates of the Undersigned or the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Undersigned’s or the Holder’s respective legal or compliance department (and thus have not been privy to any information concerning the Exchange), and (b) the foregoing representations of this Section 2.6 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Exchange provided by, the Undersigned.

Section 2.7                                   Adequate Information; No Reliance.  The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange and (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, and Barclays Capital Inc., except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, and (B) the representations and warranties made by the Company in this Agreement.

Section 2.8                                   No Public Market; Call Hedge.  The Holder understands that (a) no public market exists for the New Notes, and that there is no assurance that a public market will ever develop for the New Notes, and (b) the Company may enter into the Call Hedge (as defined below), which may affect the market price per share of Common Stock on an ongoing basis or periodically after the date hereof.

Article III:  Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and Barclays Capital Inc., and all such covenants, representations and warranties shall survive the Closing.

Section 3.1                                   Power and Authorization.  The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the Supplement, to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby.

Section 3.2                                   Valid and Enforceable Agreements; No Violations.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.  At the Closing, the Supplement, substantially in the form of Exhibit B hereto, will have been duly executed and delivered by the Company and will govern the terms of the New Notes, and the Indenture will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.  This Agreement, the Indenture and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries considered as one enterprise.

Section 3.3                                   Validity of the Holders’ New Notes.  The Holders’ New Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Holder pursuant to the Exchange against delivery of the Exchanged Notes in accordance with the terms of this Agreement, the Holders’ New Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions, and the Holders’ New Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights.  Assuming the accuracy of each Holder’s representations and warranties hereunder, the Holders’ New Notes (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act, (b) will, at the Closing, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act, and (c) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Holders’ New Notes.

Section 3.4                                   Validity of Underlying Common Stock.  The Holders’ New Notes will be convertible into cash, shares of Common Stock (the “Conversion Shares”) or a combination of cash and Conversion Shares in accordance with the terms of the Supplement.  The Conversion Shares have been duly authorized and reserved by the Company for issuance upon conversion of the Holders’ New Notes and, when issued upon conversion of the Holders’ New Notes in accordance with the terms of the Holders’ New Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.5                                   Listing Approval.  At the Closing, the Conversion Shares shall be eligible for trading on the New York Stock Exchange, subject to official notice of issuance.

Section 3.6                                   Disclosure.  On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange (to the extent not previously publicly disclosed).

Article IV:  Miscellaneous

Section 4.1                                   Call Hedge.  Concurrently with or shortly following its execution of this Agreement, the Company intends to enter into convertible note hedge transactions (the “Call Hedge”) with one or more counterparties intended to reduce the dilutive impact of the conversion feature of the New Notes on the outstanding shares of Common Stock.  The counterparties in these hedge transactions or their respective affiliates may immediately enter into various transactions (including transactions with RBC Capital Markets or their respective affiliates) with respect to the Common Stock or related derivative securities that could have the effect of increasing or preventing a decline in the market price per share of Common Stock.  Additionally, such parties may subsequently modify or eliminate their hedge positions through sales of Common Stock or by unwinding derivatives transactions (such as during New Notes conversion settlement averaging periods) that can have the effect of reducing the value of the consideration to be received upon conversion of New Notes.

Section 4.2                                   Tax Matters.  The Company will determine the issue price of the New Notes for United States federal income tax purposes and will inform the Undersigned of the issue price reasonably promptly after the Company’s determination thereof.  The Company, the Undersigned and each Holder shall report the tax consequences of the Exchange and the issuance and holding of the New Notes in a manner that is consistent with the issue price, as so determined.  The undersigned and each Holder shall provide to the Company a duly completed and executed Internal Revenue Service Form W-9 or applicable Form W-8 at or prior to the time of the Exchange.

Section 4.3                                   Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents, and is not intended to confer upon any person any rights or remedies hereunder other than the parties hereto, and, with respect to the representations and warranties in Articles II and III, Barclays Capital Inc.

Section 4.4                                   Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.5                                   Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.6                                   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:	“Company”:

JANUS CAPITAL GROUP INC.
(in its capacities described in the first paragraph hereof)

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Exchange Agreement
Janus Capital Group Inc. 3.25% Convertible Senior Notes due 2014

EXHIBIT A
Exchanging Beneficial Owners

Name of Beneficial Owner	Principal Amount of Exchanged Notes	Principal Amount of Holders’ New Notes	Portion of Cash Payment

EXHIBIT B
Form of Third Supplemental Indenture